EXHIBIT 10.13

INDUSTRIAL LEASE AGREEMENT (GROSS)

THIS LEASE dated the 15th day of July 2009, between THE BLOOM ORGANIZATION OF SOUTH JERSEY, LLC, Bloom Court/Suite 106, 1300 Route 73, Mount Laurel, New Jersey 08054, hereinafter referred to as the “Landlord”, and J & J SNACK FOODS SALES CORPORATION, 6000 Central Highway, Pennsauken, New Jersey 08110, hereinafter referred to as the “Tenant”.

WITNESSETH: That the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord for the term and upon the rentals hereinafter specified, the premises described as follows:

Premises	Square Footage 101,200 .
Street Address 5092-5098 Central Highway .
Town or Township Pennsauken .
County Camden State/Zip New Jersey 08109 .

Term	The term of this Lease shall be for ten (10) years, and commence on February 1, 2012 and terminate on January 31, 2022.

Rent	The rent for the entire Term of the Lease shall be $5,313,000.00.

Payment of Rent	Tenant shall pay to Landlord, without set off or deduction, at its offices (1300

Route 73, Suite 106, Mount Laurel, New Jersey 08054), or such other place as landlord directs, as yearly minimum rent, the sum of $   * payable in equal monthly installments of $   * on the first business day of each month during the term of this Lease.

* Years 1 – 5: $506,000.00 gross per year; $42,166.67 gross per month.
Years 6 – 10: $556,600.00 gross per year; $46,383.33 gross per month.

Payable at the office of the Landlord as provided above or as may be otherwise directed by the Landlord in writing.

THE ABOVE LETTING IS UPON THE FOLLOWING CONDITIONS:

Peaceful Possession

First- The Landlord covenants that the Tenant, on paying the said rental and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid.

Purpose

Second- The Tenant covenants and agrees to use the demised premises as warehousing and manufacturing of food products only and agrees not to use or permit the premises to be used for any other purpose without the prior written consent of the Landlord endorsed hereon. No machinery, equipment or other thing that could cause unusual vibration, noise, odors or pollutants shall be installed or placed therein. Tenant acknowledges and agrees that there have been no representations or warranties made by or on behalf of Landlord with respect to the premises or the building or with respect to the suitability of either for the conduct of Tenant’s business. The taking of possession of premises by Tenant shall conclusively establish that the premises and the building were at such time in satisfactory condition, order and repair. Tenant shall not subject any portion of the floor to greater loading than that portion of the premises is designed to carry. Tenant represents and warrants that its SIC code is 2050. Should any change in this classification occur during the term of this Lease, Tenant shall promptly notify Landlord in writing specifying the new classification.

Default	Third- The occurrence of any of the following shall constitute a material default and breach of the Lease by Tenant:

(a) failure of Tenant to accept possession of the Premises within thirty (30) days after the date of commencement of the Lease term;

(b) Tenant shall not vacate nor abandon the Leased Premises at any time during the Lease Term, nor permit the Leased Premises to remain unoccupied for a period longer than ten (10) consecutive days during the Lease Term. If Tenant shall abandon, vacate, or surrender the Leased Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant or property in the custody of Tenant on the Leased Premise shall, at the option of Landlord, be deemed abandoned and may be used, sold without public notice or auction, destroyed or otherwise disposed of by Landlord. Tenant specifically waives the provisions of N.J.S.A. 2A:18-72, et seq..

(c) a failure by Tenant to pay, when due, any installment of rent hereunder or any additional rent or any such other sum herein required to be paid by Tenant;

(d) failure by Tenant to observe and perform any other provisions or covenants of the Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant provided, however, that if the nature of the default is such that the same cannot reasonably be cured with such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

(e) the filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant’s property; or an assignment by Tenant for the benefit of creditors;

Remedies	Upon the occurrence of any such event of default set forth above:

(f) Landlord may (but shall not be required to) perform for the account of Tenant any such default of Tenant and immediately recover as additional rent any expenditure made and the amount of any obligations incurred in connection therewith, plus twelve percent (12%) per annum interest from the date of such expenditure, provided Landlord gave Tenant thirty (30) days written notice to cure such default;

(g) Landlord may accelerate all rent and additional rent due for the balance of the term of this Lease and such sum less the fair rental value for the balance of the term, both discounted to present value at eight percent (8%) per annum shall be payable by Tenant, and declare the same to be immediately due and payable;

(h) Landlord may declare by notice in writing to Tenant that the Lease, including any renewal options has been terminated and upon receipt of such notice, Tenant (if it has not already done so) shall immediately vacate the premises and the Landlord thereafter shall have the right to recover all damages caused by the breach of this Lease by Tenant, including any future loss of rent and the costs of reletting including redecorating expenses, repairs, leasing commissions and the like.

(i) In the event Landlord or Tenant provides notice of termination of this Lease in accordance with the twelfth paragraph hereinbelow and Tenant fails to vacate the Premises thereafter upon the expiration of the original term or any extended term hereunder, Tenant shall pay to Landlord 150% of the monthly rental payment and operating costs due and payable for the month in which this Lease expired or terminated as liquidated damages or Landlord may, at its sole discretion, pursue any other remedy at law or in equity.

(j) In addition to all remedies provided herein or by law, Tenant shall pay to Landlord reasonable attorneys’ fees and court costs incurred as a result of such breach.

Sub-letting And Assignment

Fourth- (a) The Tenant shall not sublet the demised premises nor any portion thereof, nor shall this Lease be assigned by the Tenant without the prior written consent of the Landlord endorsed hereon, which consent shall not be unreasonably withheld. At its sole option, Landlord may require the sub-tenant or assignee to enter into a written agreement with Landlord whereby it agrees to be bound by all terms and conditions of the Lease. Tenant shall remain liable for all covenants and conditions of this Lease;

(b) as a condition precedent to Tenant’s right to sub-lease the premises or to assign this Lease, Tenant shall, at Tenant’s own expense, first comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and fulfill all of Tenant’s environmental obligations under this Lease. If this condition shall not be satisfied, then Landlord shall have the right to withhold consent to a sub-lease or assignment;

(c) in the event of a sale or transfer of a majority ownership interest in Tenant, such sale or transfer shall be deemed an assignment requiring the consent of Landlord, only if the sale or transfer is to an entity with a net worth less than Tenant and there are no defaults under the Lease Agreement. Landlord’s consent shall not be unreasonably withheld.

(d) Any assignment or subletting of the Demised Premises in violation of the terms and conditions hereinabove shall be deemed void.

Conditions of Premises; Repairs Alterations and Improvements

Fifth- The Tenant has or will examine the plans for the demised premises, and accepts it in its present condition (except as otherwise expressly provided herein) and without any representations on the part of the Landlord or its agents. The Tenant shall keep the Demised Premises in good condition and shall redecorate, paint and renovate the said premises as may be necessary to keep them in repair and good Improvements appearance. The Tenant shall not make any alterations, additions or improvements to said Premises without the prior written consent of the Landlord. All erections, alterations and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall, at the option of the Landlord, be the property of the Landlord and shall remain upon and, be surrendered with the premises as part thereof at the termination of this Lease, without compensation to the Tenant. Upon the expiration of or sooner termination of the tenancy hereby created, Tenant shall peaceably surrender the Premises in broom clean condition, reasonable wear and tear excepted. At such time, Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall remove all its trade fixtures, phone systems, alarm systems, wiring, cables and all other similar systems and wiring before surrendering the Premises and shall repair any damage to the Premises caused thereby. Only those improvements, modifications or alterations which Landlord notifies Tenant in writing Landlord wishes to retain shall not be removed. Any property of Tenant left at the Premises at the expiration or sooner termination of this Lease shall be deemed abandoned and Landlord may dispose of such property without further notice to Tenant and at the sole cost and expense of Tenant. Tenant’s

Sanitation Inflammable Material Sidewalks

obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition, and free from trash, inflammable material, vermin and other objectionable matter. If this Lease covers premises all or a part of which are on the ground floor, the Tenant further agrees to keep the sidewalks in front of such ground floor portion of the demised premises clean and free of obstructions, snow and ice. All labor and materials furnished by or on behalf of Tenant shall be first class and by contractors approved in writing by Landlord and shall be accomplished at times so as not to disturb the activities of other tenants. Tenant shall not install any alterations, additions or improvements in such a manner as to compromise the structural integrity of the premises or any part thereof. The labor and materials shall be installed in complete conformity to all applicable statutes, codes, ordinances and regulations.

Mechanics’ Liens

Sixth- In the event that any mechanics’ lien or notice of intention is filed against the premises as a result of alterations, additions or improvements made by the Tenant, the Landlord, at its option, after ninety (90) days notice to the Tenant, may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging the said lien, as additional rent hereunder. Landlord agrees that Tenant may obtain a discharge of any mechanics’ lien at its option, but Tenant must fully indemnify Landlord such indemnification to include payment for all legal fees.

Glass

Seventh- Tenant shall self-insure all glass on the Premises, the Tenant shall repair the said damage or replace or restore any destroyed glass of the premises, as speedily as possible, at the Tenant’s own cost and expense.

Liability of the Landlord	Eighth-

No officer, director and stockholder, member, partner, principal (disclosed or undisclosed) representative or agent of the Landlord shall have personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of the Landlord in the building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any action of this Lease by Landlord.

Access of Landlord

Ninth- Landlord and Landlord’s agents and representatives, may, at any reasonable time, enter the Leased Premises to examine them, to make alterations or repairs thereto or for any other purposes which Landlord considers necessary or advisable; however, in the case of any emergency, Landlord and its agents may enter the Premises at any time and in any manner. Tenant shall allow the leased premises to be exhibited by Landlord: (i) at any reasonable time to representatives of lending institutions or to prospective purchasers of the building or leased premises, and (ii) at any reasonable time within six months prior to the end of the term to persons who may be interested in leasing the leased premises. Landlord may place a suitable “For Sale” sign upon the leased premises six months prior to the expiration of the demised lease term. Landlord and its agents reserve the right and shall be permitted reasonable access to the leased premises to install facilities within and through the Leased Premises and to install and service any systems deemed advisable to provide services or utilities to any tenant in the building.

Services And Utilities	Tenth- Tenant shall be responsible and pay for the following services and utilities furnished to the demised premises:

-Electric, Fuel Oil and/or Gas, & Hot Water (utility)
-Water & Sewer Service (utility)

-Fire Service Charge for Fire Sprinkler System (utility)
-Plumbing Mechanical & Maintenance
-Heating Mechanical & Maintenance Contract*
-Air Conditioning Mechanical & Maintenance Contract*
-Overhead Door & Dockbumper Maintenance
-Interior Building Maintenance (including light bulbs, emergency and exit lights
-Exterior Building Maintenance (as a result of damaged caused by Tenant or Tenant’s agents)
-Trash Removal
-Janitorial Service

Please be advised that as part of your responsibility for all repairs and maintenance of the mechanical equipment, included is all the duct work, fans, roof stacks and replacement of equipment, if necessary. Landlord shall be responsible for maintaining all structural portions of the Leased Premises and shall also maintain exterior adjoining areas in a clean and orderly condition. The exterior and structural parts of the Leased Premises are defined to include: (a) outside walls; (b) the roof and roof covering; (c) the foundations; (d) floor slab and floor; (e) gutters and downspouts; (f) marquees; (g) all structural members; and (h) all wiring, conduits and other utility and sprinkler fixtures and equipment, including water pipes and electrical systems located in walls or floors of the building, together with those serving the common facilities which are located outside the walls of the building, and those serving any other premises, or serving premises in addition to those of the Leased Premises which are located anywhere in the premises.

* Copy of contract to be submitted to Landlord within the first thirty (30) days of occupancy.

The following are included in the rent. Currently, the building common area maintenance charges are $.30 per square foot; the Tenant’s prorata share of the building charges is $2,530.00 per month. Tenant is responsible for any increases over this amount,or credited for any overpayment; Landlord will invoice Tenant for their prorata share of any increases annually.

-Driveway, Parking Lots & Sidewalk Repair
-Snow Plowing
-Roof Maintenance (non-capital)

Damage and Destruction to Premises

Eleventh- In the event of the destruction of the Demised Premises or of Destruction the building containing the same Premises by fire, explosion, the elements or otherwise during the term hereby created or previous thereto, or such partial destruction thereof, as to render the Premises wholly untenantable or unfit for occupancy, or should the demised Premises be so badly injured that the same cannot be repaired within one hundred twenty (120) days from the happening to the Demised Premises of such destruction and injury, then and in such case the term hereby created shall, at the option of either Landlord or Tenant, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender said premises and all the Tenant’s interest excluding Tenant’s personal property, fixtures and furniture, therein to the Landlord, and shall pay rent only to the time of such damage or destruction. In such event the terminating party shall notify the other party in writing of its intent to terminate the Lease within forty-five (45) days of the damage or destruction. Should the demised premises be rendered untenantable and unfit for occupancy, but yet be repairable within ninety days from the happening of said injury, the Landlord may enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed. But if the premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or determine. The Tenant shall immediately notify the Landlord in case of fire or other damage to the Premises.

Notices

Twelfth- All notice and demands, legal or otherwise, incidental to this lease, or the occupation of the Demised Premises, shall be in writing. If the Landlord or its agent desires to give or serve upon the Tenant any notice or demand, it shall send a copy thereof by certified mail, return receipt requested, addressed to the Tenant at the Demised Premises or to leave a copy thereof at the Premises. Notices from the Tenant to the Landlord shall be sent by certified mail, return receipt requested to the Landlord at the place hereinbefore designated for the payment of rent, or to such party or place as the Landlord may from time to time designate in writing. In the event any notice sent certified mail, return receipt requested, is returned marked “unclaimed” such notice shall be sent by regular mail and shall be sufficient pursuant to the terms set forth herein. The place and method of notification herein may not be changed orally.

Termination Notice/Renewal

Either party hereto may terminate this Lease at the expiration of the said term, or extended term, by giving to the other party written notice thereof at least ninety (90) days prior to such expiration, but in default of such notice, this Lease, as same may be amended from time to time, with all the conditions and covenants thereof, shall renew for a term of one year, with the exception that the rent shall be equivalent to the rent paid during the prior twelve (12) month period plus a monthly increase of 1/12th of the percentage increase in the Consumer Price Index of the last month of the last term of the Lease divided by the Consumer Price Index as of the first month of the last term of the Lease; which increase shall continue for the new rental term of one year and so on from year to year thereafter together with an additional Consumer Price Index increase as described hereinabove, until terminated by either party hereto, giving to the other at least ninety (90) days prior written notice of intention to terminate said Lease at the expiration of the then current term. PROVIDED HOWEVER, that if Landlord shall have given such written notice prior to the expiration of any term hereby created of its intention to change the terms and conditions of this Lease, and Tenant shall hold over after the expiration of the time mentioned in such notice, Tenant shall be considered a Tenant under the terms and conditions mentioned in such notice for such further period as Tenant may remain in possession of the Premises or until similar subsequent notice be given by Landlord again changing the said terms and conditions.

Eminent Domain Condemnation

Thirteenth- If the property or any part thereof wherein the Demised Premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this lease, at the option of the Landlord, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.

Delivery of Lease	Fourteenth- No rights are to be conferred upon the Tenant until this Lease has been signed by the Landlord, and an executed copy of the Lease has been delivered to the Tenant.

Lease Binding on Heirs Successors, Etc

Fifteenth- All of the terms, covenants and conditions of this Lease shall, inure to the benefit of and be binding upon the respective heirs, Successors, Etc.executors, administrators, successors and assigns of the parties hereto.

Delays

Sixteenth- This Lease and the obligation of Tenant to pay rent hereunder and perform all the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with the United States of America or in connection with any rule, order or regulation of any department or subdivision of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by any war, National Emergency or Governmental regulations. Landlord agrees to use due diligence to supply any service or make any repairs, additions, alterations or decorations.

Insurance: Fire & Extended Coverage

Seventeenth- Fire and Extended Coverage Landlord shall obtain and maintain fire and extended coverage insurance with companies and in amounts acceptable to Landlord in its sole discretion and/or its mortgagee(s). Tenant shall be liable for its pro rata share of all insurance coverage as aforesaid, which Tenant shall pay in accordance with the Twenty-second Paragraph of this Lease described hereinbelow. If during the term of this Lease or any Lease or any additions or extensions thereto it shall become either impossible or more costly for Landlord to obtain acceptable insurance because of the use or character to which the Demised Premises, or any portion thereof are utilized, then the Tenant shall immediately cease and desist the operations causing said increase or impossibility of obtaining said insurance or remove any materials causing said increase or impossibility.

If it is determined that the materials, use or process are acceptable to Landlord, (and Landlord’s mortgagee), but will result in higher than normal insurance rates, then Tenant shall have the option of discontinuing said operations, removing the materials or any other matter causing said increase, or paying for the total cost of the increased insurance amounts to Landlord. It is expressly understood and agreed that the liability of Tenant for the payment of any increased insurance amounts in a multi-tenant building shall be for the entire building of which the Demised Premises are a part, and may also include liability to any or all other tenants of the building for any increase caused in their respective insurances, such as business interruption or contents insurance. Tenant shall be obligated to pay such aforementioned increases to Landlord within ten (10) days after invoiced for same.

Liability Insurance

Eighteenth- Liability Insurance: Tenant, at all times during the term of this Lease, at its own cost and expense, Tenant shall maintain comprehensive general liability insurance with bodily injury and property damage limits of not less then One Million Dollars ($1,000,000.00). A certificate of such insurance shall be delivered to Landlord and Landlord shall be named on said policies as an additional insured as respects the Premises. The Certificate shall also contain provisions for a thirty-day notice prior to cancellation, reduction of coverage, or other material change in the policy. Insurance shall be with companies acceptable to the Landlord. Tenant further covenants with Landlord to protect, indemnify and hold Landlord harmless from and against any and all claims, demands and causes of action, including attorney fees, of any nature whatsoever for injury or death or persons or loss of or damage to property occurring on the Premises or in any manner growing out of or connected with Tenant’s use and occupancy of the Premises except damage or injury occasioned by the gross negligence or willful misconduct or any act that damages the Premise by Landlord, its agents, servants or employees.

Waiver of Subrogation	Nineteenth- Landlord and Tenant hereby mutually waive any right of subrogation which either may have against the other for any loss, damage or claim which that party may have insurance against.

Waiver of Claims

Twentieth- Except as otherwise in this Lease provided, and except for Landlord’s gross negligence or willful misconduct, Landlord and Landlord’s agents, servants and employees shall not be liable for, and Tenant hereby releases and relieves Landlord, its agents, servants, employees from, all liability in connection with any and all loss of life, personal injury, damage to or loss of property, or loss or interruption of business occurring to Tenant, its agents, servants, employees, invitees, licensees, visitors, or any other person, firm corporation or entity, in or about or arising out of the Premises, from, without limitation, (a) any fire, other casualty, accident occurrence or condition in or upon the Premises, the Building or the Project; (b) any defect in or failure of (i) plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, or any other heating or air conditioning systems or equipment, or any other systems and equipment of the Premises and the Building, and (ii) the elevators, stairways, railings or walkways of the Building; the elevators, stairways, railings or walkways of the Building; (c) any steam, gas, oil, water, rain or snow that may leak into, issue or flow from any part of the Premises or the Building from the drains, pipes, or plumbing, sewer or other installation of same, or from any other place or quarter; (d) the breaking or disrepair of any installations and equipment; (e) the falling of any fixture or any wall or ceiling materials; (f) broken glass; (g) latent or patent defects; (h) the exercise of any rights by Landlord under the terms and conditions of this Lease; (i) any acts or omissions of the other tenants or occupants of the Building or of nearby buildings; (j) any acts or omissions of other persons; and (1) theft, acts of God, public enemy, injunction, riot, strike, insurrection, war, court order or any order of any governmental authorities having jurisdiction over the Premises.

Security

Twenty-first- The Tenant shall this day deposit with Landlord the sum of $- 0 - as security for the payment of the rent hereunder and the full and faithful performance by the Tenant of the terms, covenants and conditions on the part of the Tenant to be performed. Said sum shall be returned to the Tenant without interest only after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term hereof, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to the Tenant shall run with the reversion and title to said Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. The Landlord shall assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to said Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no way be deemed to permit the Landlord to retain the security after termination of the Landlord’s ownership of the reversion or title. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord. Under no circumstances shall the security deposit be considered or used as the rental payment for any month, including the last month, which may be due under the terms of this Lease

Taxes, Insurance and Assessments

Twenty-second- Landlord shall pay for all real estate taxes, insurance charges and assessments levied upon the Demised Premises. Tenant shall be responsible for increases in such taxes, fire insurance and assessments over the 1991 base amount for Real Estate Taxes and 2009 for Fire Insurance and Assessments.

Late Charges

Twenty-third- Tenant hereby agrees to pay to Landlord a late charge of five percent (5%) per month in the event any payment of rent or additional rent is not paid when due. Tenant shall pay to Landlord said amount within five (5) days of receipt of notice from Landlord of the amount due.

Estoppel Certificate

Twenty-fourth- Tenant shall, at any time and from time to time, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord, or its mortgagee or trustee, a statement in writing duly executed by Tenant (i) certifying that this Lease is in full force and effect (if that be the case) without modification or amendment (or, if there have been any modifications or amendments that this Lease is in full force and effect as modified and amended and setting forth the modifications and amendments), (ii) certifying the date to which annual basic rent and additional rent have been paid, and (iii) either certifying that to the knowledge of the Tenant no default exists under this Lease or specifying each such default; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a respective purchaser or a prospective or current mortgagee of the Building, or by others, in any matter affecting the Premises.

Environmental Matters

Twenty-fifth- (a) The term “Environmental Law” shall mean any Federal, State or local, statute, act, law, ordinance, rule, regulation or order pertaining to the environment whether now or hereafter enacted or amended, and whether or not listed in this definition such as, but not limited to the following:

(i) The Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), 42 U.S.C.. Section 9601 as amended by the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 98-489, 100 Stat. 1613, 1986) (SARA”);

(ii) The Resource Conservation and Recovery Act, 42 U.S.C. Section 6801 et seq. (“RCRA”);

(iii) Toxic Substances Control Act, 15 U.S.C. Section 2601 (“TSCA”);

(iv) The Clean Water Act, 33 U.S.C. Section 407 et. seq. (“CWA”);

(v) The Clean Air Act, 42 U.S.C. Section 7901 et. seq.;

(vi) The Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et. seq.;

(vii) Any similar statute, law, ordinance, rule, regulation or order adopted in the jurisdiction in which the Leased Premises is located at any time whether before or after the execution of this Lease.

(b) “Hazardous Substance” shall mean any hazardous or toxic substance as defined in any Environmental Law or in any rule, regulation or order issued pursuant to any Environmental Law.

(c) “Enforcement Agency” shall mean the Environmental Protection Agency, New Jersey Department of Environmental Protection (“DEP”) and any other state, county, municipal or other agency having authority to enforce any Environmental Law.

(d) All alterations made in the Leased Premises by Landlord, Tenant or any other tenant of the Leased Premises shall be in accordance with and shall comply with all Environmental Laws and the requirements of any Enforcement Agencies.

(e) Tenant shall not intentionally or unintentionally use, store, handle, spill or discharge any Hazardous Substance at or in the vicinity of the Leased Premises, other than those used in the ordinary cause of business in it’s offices.

(f) Tenant represents that its SIC number is 2050. At any time during the term of this Lease, Tenant shall supply to Landlord, if the Landlord makes application to any government agency requesting the information, affidavits of an officer of Tenant setting forth Tenant’s SIC number and describing in detail the operations and processes undertaken by Tenant at the Leased Premises. Such affidavits shall include a certification that no Hazardous Substance is generated, used, stored, handled or disposed of at the Leased Premises or shall state the nature of any such substance and the methods used in handling the same in reasonable detail. Such affidavits shall be delivered to Landlord within ten (10) days after request therefore.

(g) Within ten (10) days after request therefore, Tenant shall provide all information requested from time to time by Landlord, or by an Enforcement Agency for the preparation of notices, submissions or affidavits (including, without limitation, Non-applicability Affidavit, de Minimis Quality Exemption Application, Limited Conveyance Application or Administrative Consent Order). Within ten (10) days after request therefore, Tenant shall executed and deliver any document reasonably required in order to comply with any Environmental Law.

(h) Tenant shall promptly deliver to Landlord copies of all notices made by Tenant to, or received by Tenant from, any Enforcement Agency or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Substances at the Leased Premises.

(i) At any time throughout the term of this Lease and any extension thereof, Landlord may cause an inspection to be made of the Leased Premises and its surrounding area for the purpose of determining whether any Hazardous Substance is present thereon.

(j) Tenant shall indemnify, defend and hold Landlord harmless of and from any and all claims arising by reason of any violation during the time of Tenant’s occupancy and use of the Premises by Tenant of the provisions of this Section and this indemnity shall survive expiration or other termination of this Lease.

Time of the Essence	Twenty-sixth- Time is of the essence of each term and provision of this Lease.

Waiver

Twenty-seventh- The waiver by Landlord of any breach of any term, covenant, or condition herein contained by Tenant, shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any prior or preceding breach of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such prior or preceding breach at the time of acceptance of such rent.

Compliance With All Laws

Twenty-eighth- Tenant shall be responsible for compliance during the term of this Lease and all subsequent renewals thereof, with all federal, state and local statutes, laws, ordinances, rules, regulations and any directives of any governmental or municipal agencies or authorities, their departments, bureaus and sub-divisions, concerning or affecting the Premises, their use and occupancy, for the correction, prevention and abatements of nuisances, violations or other grievances in, upon or connected with all orders, regulations, requirements and directives of any such departments, agencies or authorities, all such compliance at the Tenant’s own efforts and expense.

Cumulative Remedies

Twenty-ninth- All rights and remedies provided for herein or otherwise existing at law or in equity, are cumulative and the exercise of one or more rights or remedies by Landlord shall not preclude or waive its right to the exercise of any or all others.

Waiver Of Right To Trial By Jury

Thirtieth- Tenant hereby waives its right or entitlement to a trial by jury in any legal proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of or related to this Lease or the relationship evidenced hereby. This provision is a material inducement for Landlord to enter into, accept or rely upon this Lease.

Subordination

Thirty-first- All mortgages affecting the property now existing or hereinafter entered into have priority over this Lease. Tenant agrees to execute all documents necessary to give any mortgage priority over this Lease.

Indemnification

Thirty-second- Tenant shall indemnify and defend Landlord and save it harmless from and against all claims, suits, actions, damages, judgements, liabilities, fines, penalties, and expense for loss of life, personal injury or damage to property unless caused by Landlord’s negligent acts (1) arising from or of any occurrences within Leased Premises except in the event of Landlord’s gross negligence or willful misconduct or (2) by reason of the occupancy or use of the Leased Premises or any part of Entire Premises by Tenant or (3) occasioned wholly or in part by any act or omission of Tenant or breach of this Lease by Tenant or by its agents, contractors, customers, employees, servants, lessees or concessionaires. If Landlord shall be made a party to any litigation commenced by or against Tenant or by any third party and connected in any way with this Lease or Tenant’s use or occupancy of Leased Premises, Tenant shall indemnify and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation, except as per (1), (2) and (3) above.

Accord and Satisfaction

Thirty-third- No acceptance by Landlord of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed an Accord and Satisfaction. Landlord may accept any check for payment by Tenant without prejudice to Landlord’s right to recover the remainder of any rent or other payment then in arrears and Landlord may pursue any other remedy provided in this Lease. No acceptance by Landlord of any payment of rent or other sum by Tenant shall be deemed a waiver of any of the obligations of Tenant under this Lease.

Recording	Thirty-fourth- Tenant shall not Record this Lease without the written consent of Landlord.

Certificate of Occupancy

Thirty-fifth- Landlord shall obtain at Tenant’s expense a Certificate of Occupancy for this Lease. The cost of the Certificate of Occupancy is $150.00, to be paid by Tenant to Landlord at the signing of this Lease.

Chairmats	Thirty-sixth- Landlord shall require Tenant to use chairmats where necessary on all carpeted areas in order to protect the carpeting from damage.

Relocation

Exterior Storage

Thirty-eighth- Tenant shall be prohibited from storing pallets, trash or debris on the exterior of the Premise (other than trash dumpsters). Upon the request of the Landlord, Tenant shall remove all pallets, trash and debris immediately. In the event Tenant does not comply, Landlord shall have the option to clean the area and charge Tenant all expenses, including but not limited to labor and dumping fees, to complete the clean-up.

Internet Connection

Thirty-ninth- Landlord understands Tenant may have an Internet Connection installed by a professional contractor. Prior to installation, Tenant or Tenants installer must get approval from Landlord, in writing, for the location of the equipment and wiring; which approval shall not be unreasonably withheld. Tenant shall, at its sole cost and expense, be responsible for properly insuring its equipment and wiring as well as the repair of any portion of the property that is damaged due to the installation, usage, maintenance or removal of the equipment and wiring during the lease term. Landlord shall not be responsible for any damage to Tenant’s equipment and wiring. At the end of the Lease term, Tenant shall be responsible for removal of the equipment and wiring and to return the premises to its original condition.

Improvements	Fortieth- Tenant shall continue leasing unit in “As Is” condition.

Signs

Forty-first- Tenant shall be required, at it’s sole cost and expense, to install an exterior sign consistent with the type used by all other tenants of the project. Landlord shall provide Tenant with the sign specifications. Tenant shall not place any signs on the doors and/or windows. In addition, Landlord shall install Tenant’s name on all directory signs at Tenant’s expense. All signs must be approved in advance by Landlord. Tenant shall not place or erect any signs, decorative devices, awnings, canopies or other advertising matter on Leased Premises without the prior written consent of Landlord.

Right of First Refusal

Forty-second- While this Lease is in full force and effect, and provided Tenant is not in default of any of the material terms, covenants, and conditions of this Lease Agreement, Landlord grants to Tenant the Right of First Refusal to purchase 5090-5098 Central Highway, Pennsauken, New Jersey. Upon Landlord’s receipt of a bona fide offer to purchase 5090-5098 Central Highway, Landlord shall notify Tenant of such offer and Tenant shall have ten (10) business days in which to execute an Agreement of Sale under the same terms and conditions as the bona fide offer. Once Tenant has waived its Right of First Refusal to purchase said space, Tenant’s Right of First Refusal shall be voided and of no further effect, unless Tenant did not exercise it’s Right of First Refusal and the Buyer did not close and complete the transaction that required notice.

Renewal Option

Forty-third- While the Lease is in full force and effect, and provided Tenant is not in default of any of the terms and conditions of the Lease, Tenant shall have the option to renew the Lease for an additional term of ten (10) years under the same terms and conditions, with the exception that the monthly rental shall as follows:

Years 1 – 5: $600,000.00 gross per year; $50,000.00 gross per month. Years 6 – 10: $650,000.00 gross per year; $54,166.67 gross per month.

Tenant shall give written notice of their intention to exercise the option at least one hundred and twenty (120) days prior to the expiration of the current Lease.

Option to Purchase

Forty-fourth- While the Lease is in full force and effect, and provided Tenant is not in default of any of the terms and conditions of the Lease, Tenant shall have the option at any time during the first twelve (12) months from the date of this Lease (__________) to purchase 5090-5098 Central Highway, Pennsauken, New Jersey by giving the Landlord written notice. Closing must take place within the twelve (12) month period specified above. If Tenant exercises the option, Tenant would purchase the Premise known as 5090-5098 Central Highway, consisting of 27,564 square feet (5090 Central Highway) and 101,200 square feet (5092-5098 Central Highway) for a total of 128,764 square feet, for $5,794,380. After Tenant notifies Landlord of its intent to purchase, both parties agree to sign a mutually agreeable Agreement of Sale within fifteen (15) days.

          IN WITNESS WHEREOF, the parties have interchangeably set their hands and seals or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be here affixed, this _______ day of _______, 2009.

THE BLOOM ORGANIZATION
OF SOUTH JERSEY, LLC, (Landlord)

By:

Witness		Frank Martin, President

J & J SNACK FOODS SALES
CORPORATION, (Tenant)

Attested:_____________________	By:		(Seal)

Name:
Title: